UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


         Date of Report (Date of earliest reported): September 11, 2003



                         WPCS INTERNATIONAL INCORPORATED
               (Exact name of registrant as specified in charter)



     Delaware                       0-26277                     98-0204758
(State or other jurisdiction      (Commission               (IRS Employer
 of incorporation)                 File Number)              Identification No.)



 140 South Village Avenue, Suite 20, Exton, Pennsylvania           19341
      (Address of principal executive offices)                   (Zip Code)



        Registrant's telephone number, including area code (610) 903-0400

ITEM 7. Financial Statements and Exhibits.

     (c) Exhibits. The following documents are filed as exhibits to this report:

             99.1   Press release issued September 11, 2003

ITEM 9. Regulation FD Disclosure (information furnished under Item 12, "Results of Operations and Financial Condition").

         The information contained in this Current Report is intended to be furnished under Item 12, "Results of Operations and Financial Condition," and is provided under Item 9 pursuant to interim guidance issued by the Securities and Exchange Commission in Release Nos. 33-8216 and 34-47583. As such, the information hereunder shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

         A copy of the press release issued by WPCS International Incorporated on September 11, 2003, announcing its results of operations and financial condition for the quarter ended July 31, 2003, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WPCS International Incorporated




Date:  September 12, 2003                   /s/ ANDREW HIDALGO
                                            ---------------------------
                                            Andrew Hidalgo, President

PRESS RELEASE                           SOURCE: WPCS International Incorporated




                     WPCS Reports 1st Quarter FY2004 Results


EXTON, PA-- (BUSINESS WIRE) - September 11, 2003 -- OTCBB: WPCS - News)
                                                                  ----

WPCS International Incorporated reported its results today for its first quarter ended July 31, 2003. Net earnings for the three months ended July 31, 2003, excluding certain non-cash compensation expenses and before income taxes, were $48,000. Revenue for the first quarter ended July 31, 2003 was $3.1 million, compared to revenue of $393,000 in the same period a year ago.

Reported results for the first quarter ended July 31, 2003, include a non-cash charge of $130,000 related to the grant of stock options, therefore, for the first quarter ended July 31, 2003, the reported net loss was $123,000 or $0.01 per share compared to a net loss of $101,000 or $0.01 per share for the same period a year ago.

Andrew Hidalgo, CEO of WPCS International, stated: "Excluding the non-cash charges, WPCS had a very successful quarter from a revenue and profit perspective. The company continues to achieve its growth objectives through the announcement of our third acquisition concluded in August 2003 and our increased internal growth backlog. I remain very encouraged as we continue to obtain significant contracts from corporate, government and educational institutions nationwide."

About WPCS International Incorporated:

WPCS and its subsidiary companies offer project engineering services for specialty communication systems, wireless fidelity (WiFi) and fixed wireless applications. WPCS offers the ability to integrate superior solutions across the vast majority of communication requirements. The company has an extensive customer base that includes many major corporations, government entities and educational institutions. For more information, please visit our website at www.wpcs.com

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward-looking" statements and are made pursuant to safe harbor provisions of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties and are subject to change at any time. The company's actual results could differ materially from expected results. In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward-looking statements.

---------------------------------
Contact:

Carol Lindley
WPCS Investor Relations
610-903-0400, x-100
ir@wpcs.com